Exhibit 99.2

Case: 09-6385   Document: 006110971642   Filed: 05/31/2011   Page: 1

Nos. 09-6385 & 09-6413

IN THE

United States Court of Appeals

FOR THE SIXTH CIRCUIT

VENTAS, INC.,

Plaintiff/Appellee/Cross-Appellant V.

HCP, INC.,

Defendant/Appellant/Cross-Appellee.

On Appeal from the U.S. District Court

for the Western District of Kentucky

HCP, INC.’S PETITION FOR REHEARING AND REHEARING EN BANC

Sheryl G. Snyder	Jeffrey A. Lamken
FROST BROWN TODD LLC	Counsel of Record
400 W. Market Street, 32nd Floor	Michael G. Pattillo Jr.
Louisville, Kentucky 40202	MOLOLAMKEN LLP
Phone: 502.589.5400	600 New Hampshire Avenue, N.W.
Facsimile: 502.589.1087	Washington, D.C. 20037
Phone: 202.556.2000
Facsimile: 202.556.2001
jlamken@mololamken.com

Matthew C. Blickensderfer	Clifford M. Sloan
FROST BROWN TODD LLC	Sheila L. Birnbaum
2200 PNC Center	Thomas J. Nolan
201 East Fifth Street Cincinnati, Ohio 45202	SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
Phone: 513.651.6162	1440 New York Avenue, N.W.
Facsimile: 513.651.6981	Washington, D.C. 20005
Phone: 202.371.7000
Facsimile: 202.393.5760

Counsel for Defendant/Appellant/Cross-Appellee HCP, Inc.

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TABLE OF CONTENTS

		Page

ISSUES PRESENTED		2

BACKGROUND		2

I.	HCP and Ventas Compete To Acquire Sunrise	3

II.	Proceedings in District Court	4

III.	The Panel Decision	4

REASONS FOR GRANTING THE PETITION		6

I.	The Panel’s Sua Sponte Holding on Res Judicata Conflicts With This Circuit’s Precedent and Kentucky Law	6

II.	Using a State-Law Standard for Evidentiary Sufficiency Under Rule 50 Conflicts with Decisions of Other Circuits	8

III.	The Panel’s Sua Sponte Entry of “Final Partial Judgment” Under Rule 54(b) and Remand for Trial Solely on Punitive Damages Creates a Circuit Conflict and Violates the Seventh Amendment	11

CONCLUSION		15

CERTIFICATE OF COMPLIANCE

CERTIFICATE OF SERVICE

i

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TABLE OF AUTHORITIES

Page
CASES

Anderson v. Liberty Lobby, Inc., 477 U.S. 242 (1986)	9, 10

Ariz. State Carpenters Pension Trust Fund v. Miller, 938 F.2d 1038 (9th Cir. 1991)	12

Bacon v. Honda of Am. Mfg., Inc., 205 F.R.D. 466 (S.D. Ohio 2001)	13

Burke v. Deere & Co., 6 F.3d 497 (8th Cir. 1993)	14

Carducci v. Regan, 714 F.2d 171 (D.C. Cir. 1983)	8

Cavett v. Johns-Mansville Sales Corp., 776 F.2d 1565 (6th Cir. 1985)	15

City of Paducah v. Elec. Plant Bd., 449 S.W.2d 907 (Ky. 1970)	7

Cooke v. Gaidry, 218 S.W.2d 960 (Ky. 1949)	5, 6, 7

Gasoline Prods. Co. v. Champlin Ref. Co., 283 U.S. 494 (1931)	12, 13, 14

Gen. Acquisition Corp. v. GenCorp., Inc., 23 F.3d 1022 (6th Cir. 1994)	12

Gray v. Toshiba Am. Consumer Prods., Inc., 263 F.3d 595 (6th Cir. 2001)	9

Grimm v. Leinart, 705 F.2d 179 (6th Cir. 1983)	14

Harris v. Wallace, 474 S.W.2d 878 (Ky. 1971)	6, 7

Hill v. Kemp, 478 F.3d 1236 (10th Cir. 2007)	8

Hines v. Joy Mfg. Co., 850 F.2d 1146 (6th Cir. 1988)	15

Holbrook v. Shelter Ins. Co., 186 F. App’x 618 (6th Cir. 2006)	2, 6, 7, 8

Liberty Mut. Ins. Co. v. Wetzel, 424 U.S. 737 (1976)	12

Mann v. Lincoln Elec. Co., No. 1:06-CV-17288, 2010 WL 4117417 (N.D. Ohio, Oct. 15, 2010)	13

Mason v. Texaco, Inc., 741 F. Supp. 1472 (D. Kan. 1990)	13

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Mayer v. Gary Partners & Co., 29 F.3d 330 (7th Cir. 1994)	9

McDonald v. Johnson & Johnson, 722 F.2d 1370 (8th Cir. 1983)	13

Oakley v. Bridges, 429 S.W.2d 31 (Ky. 1968)	7

Simone v. Golden Nugget Hotel & Casino, 844 F.2d 1031 (3d Cir. 1988)	13

Slater v. KFC Corp., 621 F.2d 932 (8th Cir. 1980)	14

Smyth Sales v. Petroleum Heat & Power Co., 141 F.2d 41 (3d Cir. 1944)	15

Sussex Drug Prods. v. Kanasco, Ltd., 920 F.2d 1150 (3d Cir. 1990)	12

Syufy Enters. v. Am. Multicinema, Inc., 793 F.2d 990 (9th Cir. 1986)	11

Terry v. Tyson Farms, Inc., 604 F.3d 272 (6th Cir. 2010)	12

United Air Lines, Inc. v. Wiener, 286 F.2d 302 (9th Cir. 1961)	13

W. Fireproofing Co. v. W.R. Grace & Co., 896 F.2d 286 (8th Cir. 1990)	13, 15

CONSTITUTIONAL PROVISIONS, STATUTES, AND RULES

U.S. Const. amend. VII	passim

K.R.S. § 411.184(2)	10

Fed. R. Civ. P. 50	1, 5, 8, 9

Fed. R. Civ. P. 50(a)	10

Fed. R. Civ. P. 50(b)	5

Fed. R. Civ. P. 54(b)	passim

6th Cir. R. 35(c)	2

Ky. R. Civ. P. 76.37(1)	8

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OTHER AUTHORITIES

Restatement (Second) of Judgments § 33 cmt. c (1980)	5

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The panel decision in this case—which affirms a $101 million award for tortious interference with prospective advantage and remands for trial on punitive damages only—creates and reinforces circuit conflicts on recurring issues of exceptional importance. HCP respectfully requests rehearing and rehearing en banc.

Ruling on grounds never briefed, the panel held that the judgment in a prior suit between the parties lacked res judicata effect. But the panel overlooked that in-circuit authority expressly rejects the theory it adopted.

In upholding the verdict and remanding for a trial on punitive damages, the panel concluded that, under this Circuit’s precedent, state law controls the standard for reviewing sufficiency of the evidence under Fed. R. Civ. P. 50. The panel acknowledged that those cases conflict with “the better view” of this Court’s sister circuits, which hold that the federal standard controls. Op. 29 n.11. And because this case “presented very close, challenging . . . issues of fact,” RE.520 at 1, the choice of standard was important—particularly with regard to punitive damages.

The panel also ruled—sua sponte—that the compensatory-damages award in this case should stand as a “final partial judgment” under Fed. R. Civ. P. 54(b), while punitive damages alone are tried to a new jury on remand. Op. 35-36. That conflicts with Third and Ninth Circuit decisions holding that compensatory and punitive damages are not distinct “claims” that can stand as separate judgments under Rule 54(b). It also contravenes the Seventh Amendment and conflicts with Third and Eighth Circuit decisions holding that a case cannot be remanded for trial solely on punitive damages where compensatory and punitive liability are related.

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ISSUES PRESENTED

1. Whether—as held in Holbrook v. Shelter Ins. Co., 186 F. App’x 618 (6th Cir. 2006), but contrary to the decision here—Kentucky gives declaratory judgments res judicata effect, with an exception only for “subsequent actions for specific relief based on the [prior] judgment” that do not “requir[e] additional proof.”1

2. Whether, in diversity cases, a state-law standard for sufficiency of the evidence governs (as this Circuit holds), or whether that procedural issue is controlled by federal law, as “most if not all of [this Court’s] sister circuits” have held.

3. Whether, contrary to rulings of other circuits, a compensatory-damages award is a separate “claim” that can be entered as a “final partial judgment” under Fed. R. Civ. P. 54(b), while punitive damages alone are tried to a new jury— despite the Seventh Amendment and despite the fact that the compensatory and punitive liability issues are interwoven.

BACKGROUND

This is the latest lawsuit arising out of competition between Ventas and HCP to acquire Sunrise Senior Living Real Estate Investment Trust (“Sunrise”), a Cana-dian company. The extensive facts are fully presented in the parties’ briefs; only the most essential are set forth here.

1 This issue is for panel rehearing only. See 6th Cir. R. 35(c).

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I.                                HCP and Ventas Compete To Acquire Sunrise

HCP and Ventas engaged in a competitive bidding process to acquire Sunrise. Although HCP submitted higher bids, it later withdrew, citing its inability to reach a necessary agreement with Sunrise’s property manager, SSL.  Ventas reached agreement with SSL and made an offer for Sunrise of $15 per share. Sunrise accepted Ventas’s offer contingent on approval by its shareholders.

A month later, HCP issued a press release announcing an $18 bid for Sunrise. The next day, Sunrise’s price rose from just under $15 to near $18. Tr.7B at 5. Ventas claimed HCP’s press release was misleading because it did not state that HCP’s bid was conditioned on reaching a deal with SSL, or that a standstill agreement between HCP and Sunrise purportedly barred HCP’s new bid. RE.520 at 2-3; see Tr.12A at 17-24.

Sunrise sued Ventas in Canada, seeking an order that HCP could negotiate with SSL. RE.177-65 at HCP5325. Ventas countersued Sunrise and HCP, seeking a ruling that (a) HCP’s bid was barred by its standstill agreement with Sunrise and (b) Sunrise must enforce that agreement. RE.175-13 at HCP5346. Ventas believed it had other “claims against HCP,” Sealed.App.67 (2/23/07 e-mail from Ventas CEO), including “tortious interference,” Sealed.App.69 (2/26/07 e-mail to Ventas CEO), but did not assert them. Instead, Ventas strategically waited to bring its “tortious interference claim in [a] more favorable jurisdiction.” Sealed.App.68 (notes of 2/24/07 call with Ventas advisors).

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The Canadian court ruled that HCP’s bid was barred by its standstill agreement and that Sunrise was required to enforce it, but only until the shareholder vote on Ventas’s offer. HCP promptly withdrew its bid. Tr.5A at 32-33. To avoid shareholder rejection of its offer, III.App.742, Ventas raised its bid to $16.50, V. App.1327. That offer was approved. V.App.1339-40.

II.                             Proceedings in District Court

Ventas then sued HCP in federal court, alleging that HCP had tortiously interfered with its expectancy that Sunrise shareholders would approve its $15 offer. The court rejected HCP’s res judicata defense. RE.220 at 20. But it held there was insufficient evidence to submit punitive damages to the jury. Tr.11A at 175. The court also found there was “no evidence . . . that the $18 bid was insincere.” Tr.8B at 70; RE.450 at 6 n.5. The jury returned a $101 million verdict in compensatory damages (the difference between $16.50 and $15 per share times the number of Sunrise shares). The court denied post-trial motions and both sides appealed.

III.                      The Panel Decision

A           panel of this Court affirmed in part and reversed in part.

A.                              The panel rejected HCP’s res judicata defense without addressing any of the parties’ arguments on that issue. Instead, the panel announced that the parties

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(and the district court) had “overlooked the well-settled rule that an action for declaratory relief does not have preclusive effect in a subsequent litigation between the same parties.” Op. 14 (citing Restatement (Second) of Judgments § 33 cmt. c). Kentucky, the panel asserted, embraced that view in Cooke v. Gaidry, 218 S.W.2d 960 (Ky. 1949).  Because Ventas’s Canadian suit was declaratory in nature, the panel “declin[ed] to accord [it] preclusive effect.” Op. 15.

B.   The panel then rejected HCP’s claim that Ventas had presented insufficient evidence that HCP’s allegedly tortious conduct—and not other factors—was responsible for the share-price movements that caused Ventas’s $15 bid to fail. Op. 28-35.  In doing so, the Court applied the Kentucky rather than the federal standard for sufficiency of the evidence.  Circuit precedent, the panel observed, requires “that ‘in diversity cases, where the Rule 50(b) motion is based on a challenge to the sufficiency of the evidence, a state-law standard of review applies.’“ Id. at 28. Acknowledging that other circuits require use of a federal standard, and that those circuits “have the better view,” the panel suggested that the en banc Court might in the future “reconsider the issue.” Id. at 29 n.11.

C.   Finally—again applying the state-law sufficiency standard—the panel sustained Ventas’s cross-appeal, holding that the district court erred in refusing to submit punitive damages to the jury. Op. 36. The panel also ruled (without any briefing by the parties) that the compensatory award “shall constitute a final partial judgment” under Fed. R. Civ. P. 54(b), and that only punitive damages would be tried to a new jury on remand. Op. 35-36, 52-53.

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REASONS FOR GRANTING THE PETITION

I.           The Panel’s Sua Sponte Holding on Res Judicata Conflicts With This Circuit’s Precedent and Kentucky Law

Disregarding the parties’ arguments in favor of a theory Ventas never raised, the panel held that res judicata did not bar Ventas’s suit.  Invoking Cooke v. Gaidry, 218 S.W.2d 960 (Ky. 1949), the panel held that prior declaratory judgment actions are never preclusive under Kentucky law. Op. 14.

But this Court has already rejected that reading of Cooke. In Holbrook v. Shelter Insurance Co., 186 F. App’x 618 (6th Cir. 2006) (Boggs, C.J., Gibbons & Griffin, JJ.), the plaintiff—like the panel here—asserted that under Cooke, “declaratory judgment actions are excepted from the general res judicata rule.” Id. at 622.  The Court rejected that argument, holding that Cooke’s exception to res judicata “has since been construed to refer merely to subsequent actions for specific relief based on the judgment.” Id. (citing Harris v. Wallace, 474 S.W.2d 878, 881 (Ky. 1971)) (emphasis added). It applies, the Court explained, “only to a particular type of subsequent action” brought “solely in reliance on the declaration”; such an action cannot “require[] additional proof” or “additional liability determinations.” Id. (emphasis added). Because the plaintiff’s later claim required additional proof, the Court held it was barred by res judicata. Id.

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That limit flows from Cooke itself. Cooke applied a Kentucky statute providing that “[f]urther relief, based on a declaratory judgment, order or decree, may be granted whenever necessary or proper.” 218 S.W.2d at 962 (emphasis added). It did not generally exempt declaratory judgments from res judicata or adopt the broad Restatement rule invoked by the panel. Kentucky courts have cited Cooke chiefly in holding that declaratory actions are res judicata, because any exception extends only to later efforts to “secure further relief ‘based on the judgment.’” Harris, 474 S.W.2d at 881; Oakley v. Bridges, 429 S.W.2d 31, 32 (Ky. 1968).2

While citing Cooke and Holbrook, the panel decision never addressed that limit on the exception it invoked. It never explained how this case could be considered an action to “secure further relief based on the [declaratory] judgment.” City of Paducah v. Elec. Plant Bd., 449 S.W.2d 907, 910 (Ky. 1970).  Ventas’s claim here was not “made solely in reliance on the declaration” of the Canadian court. Holbrook, 186 F. App’x at 622 (emphasis added). Its nine-figure monetary claim required it to prove (among other things) “significantly wrongful” conduct such as fraud, coercion, or duress, and that its $15 bid would have been accepted absent that conduct.  See Op. 22.  It thus “require[d]” precisely the “additional proof” and “liability determinations” that Holbrook rejects. 186 F. App’x at 622.

2 When the panel raised the issue at argument, HCP cited Holbrook, advising that, “in Kentucky, you can bring successive suits . . . only if you’re suing on the judgment. So if there’s additional evidence you need, anything else you need to bring to court other than the judgment, you can’t bring a later suit.” Oral Arg. 10:40.

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“[A]ppellate courts do not sit as self-directed boards of legal inquiry and research, but essentially as arbiters of legal questions presented and argued by the parties before them.”  Carducci v. Regan, 714 F.2d 171, 177 (D.C. Cir. 1983) (Scalia, J.). That adversarial process exists “to avoid error” that may result absent briefing from the parties. Hill v. Kemp, 478 F.3d 1236, 1251 (10th Cir. 2007). Just such an error occurred here. The panel relied on an incorrect theory that neither party urged. And it cited Holbrook as support for the broad exception that Hol-brook and Kentucky cases specifically reject.  If there is doubt on this point of Kentucky law, moreover, the proper course would be to certify the issue to the Kentucky Supreme Court. See Ky. R. Civ. P. 76.37(1) . Rehearing is warranted.

II.	Using a State-Law Standard for Evidentiary Sufficiency Under Rule 50 Conflicts with Decisions of Other Circuits

A.      Following circuit precedent, the panel applied the state-law standard for reviewing sufficiency of the evidence when deciding, under Fed. R. Civ. P. 50, (1) whether to sustain liability, Op. 28, and (2) whether punitive damages should have been submitted to the jury, Op. 36. That conflicts with “most if not all of [this Court’s] sister circuits,” which apply the federal sufficiency standard in diversity cases. Op. 28 n.11 (citing 1st, 2d, 5th, 8th, 9th, and 10th Circuit cases).3

3 In general, Kentucky law permits entry of judgment as a matter of law “only if there is a complete absence of proof on a material issue in the action, or if no disputed issue of fact exists upon which reasonable minds could differ .... [E]very favorable inference which may reasonably be drawn from the evidence

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That conflict justifies en banc review—particularly given the panel’s recognition that this Court’s sister circuits “have the better view.” Op. 29 n.11. “Although a federal court sitting in diversity applies the substantive law of the forum state, the federal court ordinarily applies its own rules of procedure to adjudicate the dispute.” Id. The standard for when the court should decide an issue as a matter of law rather than submit it to the jury is a procedural question—it affects the respective “roles of judge and jury”—and must be governed by federal law. Mayer v. Gary Partners & Co., 29 F.3d 330, 332-35 (7th Cir. 1994). This Circuit’s contrary precedent, moreover, disregards the Supreme Court’s teaching that the Rule 50 standard “mirrors” the summary judgment standard, where a federal standard plainly applies. Anderson v. Liberty Lobby, Inc., 477 U.S. 242, 250 (1986). The panel suggested that “perhaps this Circuit’s en banc Court will in the future reconsider the issue.” Op. 29 n.11. That moment should be now.

B.      The standard for evidentiary sufficiency has profound consequences here. The district court characterized the factual issues as “very close,” “challenging,” and “difficult.” RE.520 at 1, 4.4 In such “close case[s],” “the choice of stan-

should be accorded the party against whom the motion is made.”  Op. 29.  The federal standard asks whether, “viewing the evidence in the light most favorable to the non-moving party, there is no genuine issue of material fact for the jury.” Gray v. Toshiba Am. Consumer Prods., Inc., 263 F.3d 595, 598 (6th Cir. 2001).

4 See also RE.220 at 8, 11 (finding sufficiency a “difficult question,” and that Ven-tas “faces quite serious challenges in showing . . . that HCP’s motives or actions

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dard potentially matters.” Mayer, 29 F.3d at 333. The district court that saw the entire trial repeatedly found there was “no evidence . . . that the $18 bid was insincere.” Tr.8B at 70.5 But the panel, applying the state-law standard, saw the evidence as casting “doubt on the genuineness of [HCP’s] offer.” Op. 31.

The difference in standards is particularly important for punitive damages, which require “clear and convincing” proof at trial. K.R.S. § 411.184(2) . The federal standard requires courts ruling on evidentiary sufficiency to incorporate the “substantive evidentiary standard of proof that would apply at the trial,” asking “whether a reasonable factfinder could conclude . . . that [plaintiff] had shown [the predicates] with convincing clarity.” Anderson, 477 U.S. at 252 (emphasis added). But Ventas urged that, in applying the Kentucky sufficiency standard, “the court should not take into account the clear-and-convincing standard in ruling on a Rule 50(a) motion.” Ventas 4th Br. 7. And in holding that Ventas presented sufficient evidence for punitive damages, the panel recited the same Kentucky standard it used to assess issues governed by the preponderance standard—i.e., whether “there is a complete absence of proof . . . or [whether] no disputed issue of fact exists up-

were improper”); RE.520 at 1 (“reasonable people could have examined the evidence and come to different conclusions”).

5 See also Tr.11B at 36 (“no evidence to suggest that [HCP] had no interest in paying and would not pay [$]18”); Tr.8B at 67 (court did not “see any actual evidence” that HCP “had no real interest in paying $18”); id. at 72-73 (“I haven’t seen a bit of evidence . . . HCP could not have paid [$18], and would not have paid it.”).

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on which reasonable minds could differ.”  Op. 36. Precisely because the fact issues were “very close,” “challenging,” and “difficult” even under the preponderance standard, the district court properly ruled as a matter of law that Ventas had not met the clear and convincing evidence threshold incorporated into the federal standard. See Tr.11A at 175-76. En banc review is warranted.6

III.                      The Panel’s Sua Sponte Entry of “Final Partial Judgment” Under Rule 54(b) and Remand for Trial Solely on Punitive Damages Creates a Circuit Conflict and Violates the Seventh Amendment

Rather than vacate the judgment and remand for further proceedings, the panel—without briefing by the parties—declared that the compensatory award “shall constitute a final partial judgment pursuant to Rule 54(b)” while punitive damages are tried to a new jury. Op. 35, 52-53. That sua sponte declaration creates a circuit conflict on Rule 54(b)’s scope and violates the Seventh Amendment.

A.      Rule 54(b) provides that, “[w]hen an action presents more than one claim for relief . . . the court may direct entry of a final judgment as to one or more, but fewer than all, claims . . . only if the court expressly determines that there is no just reason for delay.” Fed. R. Civ. P. 54(b). The Third and Ninth Circuits have held that compensatory and punitive damages cannot be entered as separate final judgments under Rule 54(b) because they are not separate claims; they

6 At the very least, the proper standard could control the punitive-damages theories Ventas can assert on remand. See, e.g., Syufy Enters. v. Am. Multicinema, Inc., 793 F.2d 990, 992 (9th Cir. 1986) (theories on which plaintiff presents insufficient evidence should not be submitted to jury).

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are requests for different relief on a single claim. “[A] count for punitive damages, although of a different order than compensatory damages, does not constitute a separate claim under Rule 54(b).” Sussex Drug Prods. v. Kanasco, Ltd., 920 F.2d 1150, 1155 (3d Cir. 1990); accord Ariz. State Carpenters Pension Trust Fund v. Miller, 938 F.2d 1038, 1040 (9th Cir. 1991). The panel’s sua sponte entry of Rule 54(b) final judgment on compensatory damages conflicts with those decisions.7

In general, this Court “do[es] not create conflicts among the circuits without strong cause.” Terry v. Tyson Farms, Inc., 604 F.3d 272, 278 (6th Cir. 2010) (quotation marks omitted). Here, the panel’s Rule 54(b) ruling was sua sponte.  It was also error. “[W]hen a plaintiff is suing to vindicate one legal right and alleges several elements of damages, only one claim is presented and [Rule 54(b)] does not apply.” Gen. Acquisition, 23 F.3d at 1028 (quotation marks omitted); Liberty Mut. Ins. Co. v. Wetzel, 424 U.S. 737, 744 n.4 (1976). That is the case here.

B.      Rule 54(b) cannot be invoked to permit Ventas to collect a compensa- tory award, despite reversal of an otherwise unitary district-court final judgment, because it violates the Seventh Amendment. “[A]t common law there was no prac-tice of setting aside a verdict in part.” Gasoline Prods. Co. v. Champlin Ref. Co.,

7 The panel also overlooked that Rule 54(b) requires the court to “expressly determine[] that there is no just reason for delay” in entering final judgment, Fed. R. Civ. P. 54(b) (emphasis added), and to “explain” its conclusion, Gen. Acquisition Corp. v. GenCorp., Inc., 23 F.3d 1022, 1026 (6th Cir. 1994).  No such express determination or rationale was given here. If Ventas’s election to seek additional damages postpones the entry of final judgment, that is Ventas’s choice.

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283 U.S. 494, 497 (1931). In Gasoline Products, the Supreme Court recognized an exception to that historical rule, but warned that “a partial new trial . . . may not properly be resorted to” under the Seventh Amendment “unless it clearly appears that the issue to be retried is so distinct and separable from the others that a trial of it alone may be had without injustice.” Id. at 500 (emphasis added). Applying that rule to the facts before it, the Court held that “the question of damages” was “so interwoven with that of liability” that it could not “be submitted to the [second] jury independently . . . without confusion and uncertainty.” Id.

Under Gasoline Products, the Eighth Circuit has “conclude[d] [that] the question of punitive damages is not sufficiently distinct from the question of liability for fraud and tortious interference to permit a new trial on the issue of punitive damages alone.” W. Fireproofing Co. v. W.R. Grace & Co., 896 F.2d 286, 293-94 (8th Cir. 1990).  It has—on rehearing—corrected a panel decision that had “affirmed [a] fraud count but granted a new trial on the punitive damages awarded under the fraud recovery” because “the issue of punitive damages was so interwoven with the substantive merits of the fraud count.” McDonald v. Johnson & Johnson, 722 F.2d 1370, 1388 (8th Cir. 1983). Case after case on this issue is in accord.8

8 See, e.g., Simone v. Golden Nugget Hotel & Casino, 844 F.2d 1031, 1041 (3d Cir. 1988); United Air Lines, Inc. v. Wiener, 286 F.2d 302, 306 (9th Cir. 1961); Mann v. Lincoln Elec. Co., No. 1:06-CV-17288, 2010 WL 4117417, at *8 (N.D. Ohio, Oct. 15, 2010); Bacon v. Honda of Am. Mfg., Inc., 205 F.R.D. 466, 489 (S.D. Ohio 2001); Mason v. Texaco, Inc., 741 F. Supp. 1472, 1493 (D. Kan. 1990).

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Likewise here, because “any award of punitive damages must turn on an assessment of [HCP’s] conduct,” the “issues of damages and liability in this case are so interwoven as to require a new trial on both.” Slater v. KFC Corp., 621 F.2d 932, 938 (8th Cir. 1980). Indeed, in ruling that there was a triable issue on punitive damages, the panel largely cross-referenced its earlier analysis of the conduct that it found sufficient to sustain compensatory liability. See Op. 28-34, 39.

Moreover, punitive damages can be awarded only for “the conduct from which the claim arose.” Burke v. Deere & Co., 6 F.3d 497, 511 (8th Cir. 1993). Because the first jury returned only a general verdict, a second jury could not be instructed which (if any) statements the first jury found to be knowingly false and to have caused injury, or what else (such as “motive”) made HCP’s conduct sufficiently wrongful to constitute tortious interference. The second jury thus could not decide whether the conduct on which the first jury premised liability warrants punitive damages—nor limit punitive damages to that conduct. Id. at 513. That is precisely the risk of “confusion and uncertainty” that the Seventh Amendment will not tolerate. Gasoline Prods., 283 U.S. at 500. The panel opinion’s sua sponte expansion of Rule 54(b) to separate compensatory and punitive liability cannot be reconciled with the original and long-settled understanding of the Seventh Amendment.

This Court has permitted punitive damages to be tried separately only when “the finding of liability and the award of compensatory damages are in no way in-

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termingled” with punitive damages. Grimm v. Leinart, 705 F.2d 179, 183 (6th Cir. 1983). By contrast, where the punitive damages determination is linked to complex liability determinations, this Court has remanded for a plenary retrial.  See Cavett v. Johns-Mansville Sales Corp., 776 F.2d 1565, 1581 (6th Cir. 1985). “A paramount consideration at all times in the administration of justice is a fair and impartial trial to all litigants. Considerations of economy of time, money and convenience of witnesses must yield thereto.” Hines v. Joy Mfg. Co., 850 F.2d 1146, 1152 (6th Cir. 1988) (quotation marks omitted).  In this case, punitive damages cannot be tried fairly without concurrently trying liability. Accordingly, the Seventh Amendment mandates that Ventas can have “the entire judgment . . . vacated and the case . . . remanded to the district court for a new trial on all issues,” or it can forgo punitive damages. W. Fireproofing Co., 896 F.2d at 294 (emphasis added); see also Smyth Sales v. Petroleum Heat & Power Co., 141 F.2d 41, 45 (3d Cir. 1944). Because the panel’s sua sponte invocation of Rule 54(b) cannot be reconciled with the law of other circuits and the Seventh Amendment, rehearing en banc is warranted.

CONCLUSION

Rehearing and rehearing en banc should be granted.

May 31, 2011	Respectfully submitted.

Case: 09-6385   Document: 006110971642   Filed: 05/31/2011   Page: 21

/s/ Jeffrey A. Lamken
Sheryl G. Snyder	Jeffrey A. Lamken
FROST BROWN TODD LLC	Counsel of Record
400 W. Market Street, 32nd Floor	Michael G. Pattillo, Jr.
Louisville, Kentucky 40202	MOLOLAMKEN LLP
Phone: 502.589.5400	600 New Hampshire Avenue, N.W.
Facsimile: 502.589.1087	Washington, D.C. 20037
Phone: 202.556.2000
Facsimile: 202.556.2001
jlamken@mololamken.com

Matthew C. Blickensderfer	Clifford M. Sloan
FROST BROWN TODD LLC	Sheila L. Birnbaum
2200 PNC Center	Thomas J. Nolan
201 East Fifth Street	SKADDEN, ARPS, SLATE, MEAGHER
Cincinnati, Ohio 45202	& FLOM LLP
Phone: 513.651.6162	1440 New York, N.W.
Facsimile: 513.651.6981	Washington, D.C. 20005
Phone: 202.371.7000
Facsimile: 202.393.5760

Counsel for Defendant/Appellant/Cross-Appellee HCP, Inc.

Case: 09-6385   Document: 006110971642   Filed: 05/31/2011   Page: 22

CERTIFICATE OF COMPLIANCE

1.	This brief complies with the type-volume limitations of Fed. R. App. P. 35(b)(2) and 40(b) because this brief does not exceed 15 pages, excluding material not counted under Rule 32.

2.	This brief complies with the typeface requirements of Fed. R. App. P. 32(a)(5) and the type style requirements of Fed. R. App. P. 32(a)(6) because:

X	this brief has been prepared in a proportionally spaced typeface using Microsoft Word in Times New Roman 14-point font, or

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/s/ Jeffrey A. Lamken
Jeffrey A. Lamken
Counsel for HCP, Inc.

Case: 09-6385   Document: 006110971642   Filed: 05/31/2011   Page: 23

CERTIFICATE OF SERVICE

I hereby certify that, on the 31st day of May, 2011, I electronically filed the foregoing by using the CM/ECF system, which will send a notice of electronic filing to ECF-registered participants.

/s/ Jeffrey A. Lamken
Jeffrey A. Lamken
Counsel for HCP, Inc.